Theravance Reports Fourth Quarter and Full Year 2008 Results

SOUTH SAN FRANCISCO, CA -- (Marketwire - February 12, 2009) - Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the fourth quarter and full year ended December 31, 2008. Net loss for the fourth quarter and full year of 2008 was $15.9 million and $93.6 million, respectively, compared with $33.1 million and $160.0 million for the same periods of 2007. Net loss per share was $0.26 and $1.53 for the fourth quarter and full year of 2008, respectively, compared with a net loss per share of $0.54 and $2.64 for the same periods of 2007.

"We ended the year with positive news in both the Horizon and telavancin programs," said Rick E Winningham, Chief Executive Officer. "In December, GSK and Theravance announced positive results from two '444 Phase 2b studies in patients with asthma and COPD and, last week, we released positive results from three Phase 2b studies in asthma with fluticasone furoate. Based upon these data, GSK has requested End-of-Phase 2 meetings with the FDA in the first half of 2009. In November, telavancin received a favorable recommendation for the treatment of complicated skin and skin structure infections caused by Gram-positive bacteria from the FDA Anti-Infective Drugs Advisory Committee. In late January, we submitted a telavancin NDA for the treatment of hospital-acquired pneumonia. We are working closely with the FDA on both applications. We look forward to a productive year ahead with a number of very important milestones for our company."

Program Highlights

Respiratory Programs

Horizon

Last week, GlaxoSmithKline, plc (GSK) and Theravance reported positive results from three, separate Phase 2b studies of GSK's inhaled corticosteroid fluticasone furoate (FF) in patients with mild, moderate and severe asthma. These studies were designed to assess efficacy and safety across a range of eight doses from 25 mcg to 800 mcg in over 1,800 patients, aged 12 years and older. The primary endpoint to assess efficacy was mean change from baseline in trough forced expiratory volume (FEV1) measured 24 hours after the last dose at the end of the eight-week treatment period. Once-daily FF produced statistically significant improvements in patients' lung function (trough FEV1) compared to placebo (p < 0.05) in each of the three populations and at all doses, with the exception of the very lowest dose tested. The three dose-ranging studies fully characterized FF's dose-response curve, with only the lowest dose (25 mcg) showing no statistically significant difference from placebo on the primary efficacy endpoint (trough FEV1) and only the highest dose (800 mcg) being associated with a statistically significant reduction in urinary cortisol levels (a known side effect of inhaled corticosteroids). FF was well tolerated throughout the course of the eight-week treatment period across the three studies. Adverse events occurred at a similar or lower frequency than fluticasone propionate (FP) in each study, with the most common adverse event being headache. A low frequency of serious adverse events occurred on all treatments, including placebo, FP and FF, and for FF were not dose dependant.

In December, we announced with our partner, GSK, positive results from two Phase 2b studies of the lead long-acting beta agonist (LABA), GW642444 ('444), in patients with moderate-to-severe asthma and in patients with moderate-to-severe chronic obstructive pulmonary disease (COPD). These studies were designed to evaluate the dose response, efficacy and safety of five doses of '444 (3, 6.25, 12.5, 25 and 50 mcg) administered once daily for four weeks. In both studies, '444 demonstrated statistically significant once-daily bronchodilation versus placebo. In addition, favorable trends were seen in key secondary endpoints including time to onset of action, improvements in peak expiratory flow both in the morning and evening, and reduced use of rescue medication. '444 was well tolerated at all doses and the frequency of adverse events was comparable to placebo, with headache being the most frequently reported. In the asthma study, no serious adverse events were reported. In the COPD study, serious adverse events common in an elderly COPD population were reported with low frequency, were not seen in either of the two high-dose groups, and were not associated with beta2 agonist pharmacology. There was no clinically or statistically significant change in heart rate in either the asthma or COPD studies.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) Program

Based on the data released in the third quarter of 2008, GSK and Theravance plan to progress GSK961081 ('081), the lead MABA compound, into a larger Phase 2b study for the treatment of COPD in 2009.

Bacterial Infections Program

Telavancin

On January 26, 2009, we submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for telavancin for the treatment of nosocomial pneumonia (also known as hospital-acquired pneumonia, or HAP) caused by Gram-positive bacteria such as methicillin-resistant Staphylococcus aureus (MRSA).

On November 19, 2008, we announced that telavancin received a favorable recommendation from the Anti-Infective Drugs Advisory Committee of the FDA for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive bacteria, including resistant pathogens such as MRSA. The Committee voted 21 to 5 that the data presented demonstrate the safety and effectiveness of telavancin for treatment of cSSSI. The Committee also voted 18 to 5 (with 3 abstentions) that there are specific clinical situations in which the benefits of telavancin use in pregnant women with cSSSI would outweigh the risks, and 25 to 1 that a risk management strategy is needed to prevent unintended use of telavancin in pregnant women or women of child-bearing potential. Although it is not binding, the Committee's recommendation will be considered by the FDA as it completes its review of the cSSSI NDA for telavancin.

Gastrointestinal (GI) Motility Dysfunction Program

In the fourth quarter, we completed a Phase 1 drug-drug interaction study with TD-5108, our lead compound in the program, with initial results of the study in-line with our expectations. We intend to meet with the FDA during the first half of 2009 to discuss the results of this and other studies.

Financial Results

Revenue

Revenue was $5.9 million for the fourth quarter of 2008 compared with $5.6 million for the same period of 2007. For the full year of 2008, revenue was $23.1 million, compared with $22.0 million for the full year of 2007. The increases for the fourth quarter and full year periods were due to additional milestone payments received from the company's partnerships with GSK and Astellas. All milestone payments received to date under these agreements are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development expense for the fourth quarter of 2008 decreased to $15.2 million compared with $30.9 million for the same period of 2007. For the full year of 2008, research and development expense was $82.0 million compared with $155.3 million for the full year of 2007. The decreases for the fourth quarter and full year periods were primarily due to decreased external development costs associated with telavancin, TD-5108 and TD-1792, lower employee related costs due to the reduction in force initiated in April 2008, reduced bonus expense and a reimbursement of $4.9 million for certain development expenses under our telavancin license agreement with Astellas. Total external research and development expense for the fourth quarter and full year of 2008, excluding the Astellas reimbursement, was $5.6 million and $22.8 million, respectively, compared with $12.0 million and $68.2 million, respectively, for the fourth quarter and full year of 2007. Total research and development stock-based compensation expense for the fourth quarter and full year of 2008 was $2.7 million and $10.3 million, respectively, compared with $3.1 million and $13.1 million, respectively, for the fourth quarter and full year of 2007.

General and Administrative

General and administrative expense for the fourth quarter of 2008 decreased to $5.9 million from $8.5 million for the same period in 2007. For the full year of 2008, general and administrative expense was $28.9 million compared with $35.3 million for the full year of 2007. The decreases in the fourth quarter and full year periods were primarily due to lower employee related costs due to the reduction in force initiated in April 2008. Total general and administrative stock-based compensation expense for the fourth quarter and full year of 2008 was $1.9 million and $7.8 million, respectively, compared with $2.3 million and $9.4 million, respectively, for the fourth quarter and full year of 2007.

Restructuring Charges

The company incurred restructuring charges totaling $5.4 million for the full year of 2008. The charges resulted from the reduction in force initiated in April 2008 in response to the completion of the company's Phase 3 development activities with telavancin and to reduce its overall cash burn rate. The charges consisted primarily of employee severance and benefits.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $200.6 million as of December 31, 2008, a decrease of $18.2 million during the fourth quarter. The decrease was primarily due to cash used in operations that was partially offset by $4.9 million received from Astellas as reimbursement of certain telavancin development expenses under our license agreement.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Standard Time today. To participate in the live call by telephone, please dial 877-856-1969 from the U.S., or 719-325-4828 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through March 14, 2009. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on February 26, 2009 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 7402225.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc, and the Gastrointestinal Motility Dysfunction program. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals, timing and expected results of clinical studies, statements regarding the potential benefits of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation that regulatory authorities will approve telavancin on the basis of existing preclinical and clinical data or at all), statements concerning the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Item 1A of Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                             THERAVANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)

                           Three Months Ended        Twelve Months Ended
                               December 31,             December 31,
                        ------------------------  ------------------------
                            2008         2007         2008         2007
                        -----------  -----------  -----------  -----------
                              (unaudited)         (unaudited)      (3)
                        ------------------------  -----------  -----------

Revenue (1)             $     5,947  $     5,630  $    23,096  $    22,002

Operating expenses:
  Research and
   development (2)           15,170       30,935       82,020      155,254
  General and
   administrative (2)         5,945        8,541       28,861       35,313
  Restructuring charges         306           --        5,419           --
                        -----------  -----------  -----------  -----------
Total operating
 expenses                    21,421       39,476      116,300      190,567
                        -----------  -----------  -----------  -----------

Loss from operations        (15,474)     (33,846)     (93,204)    (168,565)

Interest and other
 income, net                  1,066          807        5,242        8,661
Interest expense             (1,517)         (19)      (5,681)         (93)
                        -----------  -----------  -----------  -----------
Net loss                $   (15,925) $   (33,058) $   (93,643) $  (159,997)
                        ===========  ===========  ===========  ===========
Net loss per share      $     (0.26) $     (0.54) $     (1.53) $     (2.64)
                        ===========  ===========  ===========  ===========

Shares used in
 computing net loss
 per share                   61,810       60,877       61,390       60,498
                        ===========  ===========  ===========  ===========

(1) Revenue includes amounts from GSK, a related party, of $3.3 million and $12.3 million for the three months and twelve months ended December
31, 2008, respectively, and $2.8 million and $11.3 million for the three months and twelve months ended December 31, 2007, respectively.

(2) Amounts include stock-based compensation expense for the three months and twelve months ended December 31 as follows (in thousands):

                           Three Months Ended        Twelve Months Ended
                               December 31,              December 31,
                        ------------------------- -------------------------
                            2008         2007         2008         2007
                        ------------ ------------ ------------ ------------
                              (unaudited)         (unaudited)      (3)
                        ------------------------- ------------ ------------

Research and
 development            $      2,725 $      3,054 $     10,264 $     13,133
General and
 administrative                1,892        2,273        7,755        9,361
                        ------------ ------------ ------------ ------------
Total stock-based
 compensation expense   $      4,617 $      5,327 $     18,019 $     22,494
                        ============ ============ ============ ============

(3) The condensed consolidated statement of operations amounts for the year ended December 31, 2007 are derived from audited financial statements.

                             THERAVANCE, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                              December 31,   December 31,
                                                  2008           2007
                                              -------------  -------------
                                               (unaudited)        (2)

Assets
  Cash, cash equivalents and marketable
   securities                                 $     200,605  $     126,816
  Other current assets                                9,356          7,271
  Marketable securities - non-current                    --          2,456
  Property and equipment, net                        16,206         20,091
  Other assets                                        9,989          5,349
                                              -------------  -------------
     Total assets                             $     236,156  $     161,983
                                              =============  =============

Liabilities and stockholders' equity (net
 capital deficiency)
  Current liabilities, net of current portion
   of deferred revenue (1)                    $      20,167  $      33,014
  Deferred revenue (1)                              176,559        188,655
  Convertible subordinated notes                    172,500             --
  Other long-term liabilities                         1,879          6,578
  Stockholders' equity (net capital
   deficiency)                                     (134,949)       (66,264)
                                              -------------  -------------
     Total liabilities and stockholders'
      equity (net capital deficiency)         $     236,156  $     161,983
                                              =============  =============

(1) Deferred revenue includes the current portion of $23.8 million and
$22.5 million as of December 31, 2008 and December 31, 2007, respectively.
The net decrease in total deferred revenue is a result of amortization in
2008 that were partially offset by additional milestone payments that were earned under the company's collaboration with Astellas and GSK.

(2) The condensed consolidated balance sheet amounts at December 31, 2007 are derived from audited financial statements.

Contact Information:
Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com